                                                                       EXHIBIT B

                                                                [EXECUTION COPY]

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                              AMENDED AND RESTATED
                  LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

                                   dated as of

                                September 21, 2001

                                     between

                     PACIFIC ELECTRIC WIRE & CABLE CO., LTD.

                                       and

                     SWISS RE FINANCIAL PRODUCTS CORPORATION

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                                TABLE OF CONTENTS

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                                   ARTICLE I

                                  DEFINITIONS

SECTION 1.01. Defined Terms................................................    1
SECTION 1.02. Terms Generally. ............................................   14
SECTION 1.03. Accounting Terms; GAAP. .....................................   15

                                   ARTICLE II

                                  THE CREDITS

SECTION 2.01. The Letter of Credit. .......................................   15
SECTION 2.02. Letter of Credit Fee.........................................   17
SECTION 2.03. Repayment of the Loan; Evidence of Debt. ....................   18
SECTION 2.04. Prepayment of the Loan.......................................   19
SECTION 2.05. Interest.....................................................   19
SECTION 2.06. Alternate Rate of Interest...................................   20
SECTION 2.07. Termination or Reduction of the LC Exposure..................   21
SECTION 2.08. [Intentionally omitted]......................................   21
SECTION 2.09. Increased Costs..............................................   21
SECTION 2.10. Break Funding Payments.......................................   21
SECTION 2.11. Taxes........................................................   22
SECTION 2.12. Payments Generally...........................................   23
SECTION 2.13. PUSA Facility Agreement......................................   23

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

SECTION 3.01. Organization; Powers.........................................   24
SECTION 3.02. Authorization; Enforceability................................   24
SECTION 3.03. Governmental Approvals; No Conflicts.........................   24
SECTION 3.04. Financial Condition; No Material Adverse Change..............   25
SECTION 3.05. Properties. .................................................   25
SECTION 3.06. Litigation and Environmental Matters.........................   25
SECTION 3.07. Compliance with Laws and Agreements..........................   26
SECTION 3.08. Taxes........................................................   26
SECTION 3.09. Disclosure...................................................   26
SECTION 3.10. Use of Credit................................................   26
SECTION 3.11. Material Agreements and Liens................................   26
SECTION 3.12. Subsidiaries and Investments.................................   27
SECTION 3.13. Legal Form...................................................   27
SECTION 3.14. Ranking......................................................   27
SECTION 3.15. Commercial Activity; Absence of Immunity.....................   28
SECTION 3.16. Investment Company Status....................................   28
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SECTION 3.17. PUSA and PUSIC...............................................   28
SECTION 3.18. Burdensome Restrictions......................................   28

                                   ARTICLE IV

                                   CONDITIONS

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

SECTION 5.01. Financial Statements and Other Information...................   31
SECTION 5.02. Notices of Material Events. .................................   33
SECTION 5.03. Existence; Conduct of Business...............................   33
SECTION 5.04. Payment of Obligations.......................................   33
SECTION 5.05. Maintenance of Properties; Insurance.........................   34
SECTION 5.06. Books and Records; Inspection Rights.........................   34
SECTION 5.07. Compliance with Laws.........................................   34
SECTION 5.08. Collateral...................................................   34
SECTION 5.09. PUSA. .......................................................   34
SECTION 5.10. Further Assurances...........................................   35
SECTION 5.11. Governmental Approvals.......................................   35

                                   ARTICLE VI

                               NEGATIVE COVENANTS

SECTION 6.01. Indebtedness.................................................   35
SECTION 6.02. Liens........................................................   37
SECTION 6.03. Fundamental Changes..........................................   38
SECTION 6.04. Investments..................................................   39
SECTION 6.05. Restricted Payments..........................................   39
SECTION 6.06. Transactions with Affiliates.................................   39
SECTION 6.07. Subordinated Indebtedness....................................   39
SECTION 6.08. Modifications of Certain Documents...........................   40

                                   ARTICLE VII

                                EVENTS OF DEFAULT

SECTION 7.01. Events of Default............................................   40
SECTION 7.02. Cash Collateral in Respect of LC Exposure....................   42
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                                      -ii-
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                                  ARTICLE VIII

                                  MISCELLANEOUS
SECTION 8.01. Notices. ....................................................   43
SECTION 8.02. Waivers; Amendments. ........................................   44
SECTION 8.03. Expenses; Indemnity; Damage Waiver...........................   44
SECTION 8.04. Successors and Assigns.......................................   45
SECTION 8.05. Survival. ...................................................   46
SECTION 8.06. Counterparts; Integration; Effectiveness. ...................   46
SECTION 8.07. Severability. ...............................................   47
SECTION 8.08. Right of Setoff..............................................   47
SECTION 8.09. Governing Law; Jurisdiction; Service of Process; Etc. .......   47
SECTION 8.10. WAIVER OF JURY TRIAL.........................................   48
SECTION 8.11. No Immunity..................................................   48
SECTION 8.12. Judgment Currency............................................   48
SECTION 8.13. Use of English Language......................................   49
SECTION 8.14. Headings.....................................................   49
SECTION 8.15. Treatment of Certain Information; Confidentiality............   49
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                             SCHEDULES and EXHIBITS

SCHEDULE I      -  Material Agreements and Liens
SCHEDULE II     -  Litigation
SCHEDULE III    -  Subsidiaries and Investments

EXHIBIT A       -  Form of Letter of Credit
EXHIBIT B       -  Form of Process Agent Acceptance
EXHIBIT C-1     -  Copy of Pledge Agreement
EXHIBIT C-2     -  Form of Amendment No. 1 to the Pledge Agreement
EXHIBIT D       -  Form of Solvency Certificate

                  AMENDED AND RESTATED LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT dated as of September 21,2001, between PACIFIC ELECTRIC WIRE & CABLE CO., LTD., a Taiwanese corporation (the "Borrower"), and SWISS RE FINANCIAL PRODUCTS CORPORATION, a Delaware corporation (the "Lender").

                  The Borrower requested that the Lender extend credit to it or for its account by issuing a letter of credit to provide credit support in favor of lenders in respect of certain term loan obligations of Pacific USA Holdings Corp., a Texas corporation ("PUSA"). In connection therewith, the Borrower and the Lender entered into the Letter of Credit and Reimbursement Agreement dated as of September 1, 2000 (the "Existing LC Agreement") under which the Lender issued for account of the Borrower a standby letter of credit in favor of Coperatieve Centrale Raiffeisen Boerenleenbank B.A. ("Rabobank"), as agent for such lenders. The Borrower has requested certain amendments and modifications to the Existing LC Agreement, including that, upon cancellation of the existing letter of credit in favor of Rabobank, a new standby letter of credit be issued in favor of the PUSA Facility Agent (as hereinafter defined), as security agent for a separate syndicate of lenders, to provide credit support for such lenders in respect of certain obligations of PUSA under the PUSA Facility Agreement (as hereinafter defined).

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree, effective as of the Effective Date (as hereinafter defined), that the Existing LC Agreement shall be amended and restated to read in its entirety as set forth below and otherwise as follows:

                                   ARTICLE I

                                  DEFINITIONS

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "Adjusted EBIT" means, for any Person in respect of any period, (i) the sum of (a) Net Income plus (b) Tax Expense plus (c) Interest Expense plus (d) Net Current Assets Decrease Amount minus (ii) the sum of (a) Tax Benefit plus (b) Net Current Assets Increase Amount, for such Person and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) in respect of such period.

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Amendment No. 1 to the Pledge Agreement" means Amendment No. 1 to the Pledge Agreement substantially in the form of Exhibit C-2 hereto dated as of the Effective Date among the Borrower, PUSA, PUSIC and the Lender.

                  Letter of Credit and Reimbursement Agreement

                  "Applicable Rate" means:

                  (a) with respect to the day that the Initial LC Disbursement is made, (x) 4.50% per annum, in the event that an Event of Default or a PUSA Facility Event has occurred and is continuing on (i) any date on or within five Business Days before or after the date that the Lender shall have issued a notice of termination of the Letter of Credit to the beneficiary thereof, (ii) the Presentation Date under (and as defined in) the Letter of Credit and/or (iii) the date that the Initial LC Disbursement is made, and (y) 0.65% per annum, in any other event; and

                  (b) with respect to any day after the Initial LC Disbursement is made, (x) 4.50% per annum, in the event that (i) an Event of Default and/or a PUSA Facility Event has occurred and is continuing on the day that the Initial LC Disbursement is made (whether or not such Event of Default and/or PUSA Facility Event is continuing after such day) or
         (ii) an Event of Default and/or a PUSA Facility Event occurs on any day after the day that the Initial LC Disbursement is made (whether or not such Event of Default and/or PUSA Facility Event is continuing), and
         (y) 0.65% per annum, in any other event.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Business Day" means any day other than Saturday, Sunday or a day on which commercial banks are authorized to close (and are generally closed), or are required to close, in London, New York City, Hong Kong or Zurich.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Cash Collateral" means Dollars and/or instruments described in clause (b)(i) of the definition of "Stipulated Value" in this Section 1.01.

                  "Change in Control" means the direct or indirect ownership by one Person, or by two or more Persons that are Affiliates of one another, of more than 50% of the Voting Shares of the Borrower or of PUSA, which Person or Persons do not own any Voting Shares of the Borrower or PUSA, respectively, on the date hereof.

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by the Lender with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Collateral Account" has the meaning assigned to such term in
Section 2.04 of the Pledge Agreement.

                  Letter of Credit and Reimbursement Agreement

                  "Consolidated Tangible Net Assets" means, for any Person as at any date, the sum for such Person and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following:

                  (a) the amount of capital stock; plus

                  (b) the amount of surplus and retained earnings (or, in the case of a surplus or retained earnings deficit, minus the amount of such deficit); minus

                  (c) the sum of the following: cost of treasury shares and the book value of all assets that should be classified as intangibles and deferred assets (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) but in any event including goodwill, minority interests, research and development costs, trademarks, trade names, copyrights, patents and franchises, unamortized debt discount and expense, all reserves and any write-up in the book value of assets resulting from a revaluation thereof subsequent to June 30, 2000; minus

                  (d) the Pledged Assets Stipulated Value Amount as of such date.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Debt Coverage Ratio" means, for any Person on any date of determination, the ratio of (i) Adjusted EBIT of such Person and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) for the then most recently ended calendar quarter to (ii) Interest Bearing Indebtedness of such Person and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) as at the end of such calendar quarter.

                  "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Default Interest Period" means, during any period while any reimbursement obligation in respect of an LC Disbursement, any principal of the Loan or any other amount under this Agreement or any other Loan Document is not paid when due, each successive period as the Lender shall from time to time choose; provided that (a) no such period shall exceed three months' duration and
(b) the first such period shall commence as of the date on which such principal or other amount became due and each succeeding such period shall commence upon the expiry of the immediately preceding such period.

                  "Deferred Payment Obligation" has the meaning assigned to such term in the Letter of Credit.

                  "Disclosed Matters" means the actions, suits and proceedings disclosed in Schedule II.

                  "Dollars" or "$" refers to lawful money of the United States of America.

                  Letter of Credit and Reimbursement Agreement

                  "Domestic Issuer" means any Person organized under the laws of any jurisdiction within the United States of America.

                  "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 8.02).

                  "Eligible Collateral" means one or more of the instruments described in the definition of "Stipulated Value" in this Section 1.01 (but shall not in any event include the Laidlaw Shares).

                  "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

                  "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "Equity Rights" means, with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including any shareholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of capital stock of any class, or partnership or other ownership interests of any type in, such Person.

                  "Eurodollar Rate" means, with respect to the Loan for any Interest Period therefor:

                  (a) the arithmetic mean, as calculated by the Lender, of the respective rates per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the offered rates appearing on the Screen at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of such Interest Period as LIBOR for deposits denominated in Dollars having a term of one month; or

                  (b) if the Screen shall cease to report such LIBOR or, in the reasonable judgment of the Lender, shall cease accurately to reflect such LIBOR (as reported by any publicly available source of similar market data selected by the Lender that, in the reasonable judgment of the Lender, accurately reflects such LIBOR), the Eurodollar Rate means, with respect to the Loan for any Interest Period, such LIBOR as shall be published in The Wall Street Journal two Business Days prior to the first day of such Interest Period (provided, that if The Wall Street Journal does not or shall have ceased to publish such rate at such time, the Lender shall select in place thereof a recognized publication that publishes such rate at such time); or

                  Letter of Credit and Reimbursement Agreement

                  (c) if the Lender is unable to determine the Eurodollar Rate in the manner provided in clause (a) or (b) above, the Eurodollar Rate for the next following Interest Period shall be the Eurodollar Rate as determined on the previous date of determination thereof by the Lender.

                  "Event of Default" has the meaning assigned to such term in
Section 7.01.

                  "Excluded Taxes" means, with respect to the Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of the Lender, in which its applicable lending office is located and (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause
(a) in which the Borrower is located.

                  "Fee Letter" means the letter dated the Effective Date from the Lender to the Borrower and agreed to by the Borrower, in respect of the Letter of Credit Fee.

                  "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

                  "Foreign Issuer" means a Person organized under the laws of any jurisdiction outside of the United States of America.

                  "GAAP" means generally accepted accounting principles, consistently applied (1) in the case of the Borrower, in Taiwan and (2) in the case of PUS A or Laidlaw, in the United States of America.

                  "Governmental Authority" means the government of the United States of America, of Taiwan, or of any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity (including any federal or other association of or with which any such nation may be a member or associated) exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; .provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                  Letter of Credit and Reimbursement Agreement

                  "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Initial LC Disbursement" means the first payment, if any, made by or on behalf of the Lender pursuant to the Letter of Credit to or at the direction of the beneficiary thereof.

                  "Interest Bearing Indebtedness" means, as at any date for any Person, all Indebtedness of such Person that bears interest as of the most recently ended calendar quarter.

                  "Interest Coverage Ratio" means, as at any date of determination for any Person, the ratio of (i) Adjusted EBIT of such Person and its Subsidiaries (on a consolidated basis without duplication in accordance with GAAP) for the calendar quarter then most recently ended to (ii) Interest Expense of such Person and its Subsidiaries (on a consolidated basis without duplication in accordance with GAAP) for such calendar quarter.

                  "Interest Expense" means, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP) for any period, the sum of the aggregate amount of interest in respect of Indebtedness (including without limitation the interest component of any payments in respect of Capital Lease Obligations) accrued or capitalized during such period (whether or not actually paid during such period).

                  Letter of Credit and Reimbursement Agreement

                  "Interest Payment Date" means, with respect to the Loan, the last day of each Interest Period therefor.

                  "Interest Period" means, for the Loan, initially, the period commencing on the date on which the Loan is deemed to have been made by the Lender to the Borrower in accordance with Section 2.01 (b) and ending on the numerically corresponding day in the calendar month that is one month thereafter and, thereafter, each Interest Period shall commence on the last day of the immediately preceding Interest Period and end on the numerically corresponding day in the calendar month that is one month thereafter; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) any Interest Period that would otherwise end in a month in which the Maturity Date falls shall end on the Maturity Date.

                  "Investment" means, for any Person: (a) the acquisition (whether for cash, property, services or securities or otherwise) of capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities of any other Person or any agreement to make any such acquisition (including any "short sale" or any sale of any securities at a time when such securities are not owned by the Person entering into such sale); (b) the making of any deposit with, or advance, loan or other extension of credit to, any other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such Person), but excluding any such advance, loan or extension of credit having a term not exceeding 90 days arising in connection with the sale of inventory or supplies by such Person in the ordinary course of business;
(c) the entering into of any Guarantee of, or other contingent obligation with respect to, Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person; or (d) the entering into of any Hedging Agreement.

                  "Laidlaw Shares" means 8,341,983 common shares of the capital stock of Laidlaw Global Corp., a Delaware corporation, together with any and all other shares of Laidlaw Global Corp. held by the Lender from time to time pursuant to the Pledge Agreement.

                  "Laidlaw Shares Book Value" means the book value of the Laidlaw Shares as determined from time to time in accordance with GAAP.

                  "Laidlaw Shares Market Value" means the fair market value of the Laidlaw Shares as determined from time to time in accordance with GAAP.

                  "LC Disbursement" means any payment made by or on behalf of the Lender pursuant to the Letter of Credit to or at the direction of the beneficiary thereof.

                  "LC Exposure" means, at any time, the sum equal to the maximum amount permitted to be drawn under the Letter of Credit, plus the maximum amount payable in respect of Deferred Payment Obligations thereunder, at such time (assuming satisfaction of all conditions to drawing and payment contained therein).

                  Letter of Credit and Reimbursement Agreement

                  "Lender's Account" means such account as the Lender may designate in a notice to the Borrower.

                  "Letter of Credit" means the letter of credit issued pursuant to this Agreement in substantially the form of Exhibit A.

                  "Letter of Credit Documents" means, with respect to the Letter of Credit, collectively, any application therefor and any other agreements, instruments, guarantees or other documents governing or providing for (a) the rights and obligations of the parties concerned or at risk with respect to the Letter of Credit or (b) any collateral security for any of such obligations, each as the same may be modified and supplemented and in effect from time to time.

                 "Letter of Credit Fee" has the meaning assigned to such term in
Section 2.02.

                  "LIBOR" means the rate quoted by leading banks in the London interbank market for the offering of deposits denominated in Dollars.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loan Documents" means, collectively, this Agreement, the Letter of Credit Documents, the Security Documents, and each agreement or other instrument executed in connection with each thereof.

                  "Loan" has the meaning set forth in Section 2.01(b).

                  "Margin Stock" means "margin stock" within the meaning of Regulations T, U and X of the Board.

                  "Material Adverse Effect" means a material adverse effect on
(a) the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Borrower, PUSA or PUSIC to perform any of its obligations under this Agreement or any of the other Loan Documents to which it is a party or (c) the rights of or benefits available to the Lender under this Agreement or any of the other Loan Documents.

                  "Material Indebtedness" means Indebtedness (other than the Loan, the Letter of Credit or the loans made to PUSA pursuant to the PUSA Facility Agreement), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $1,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of any Person in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that such Person would be required to pay if such Hedging Agreement were terminated at such time (to the extent the same are enforceable in the relevant jurisdictions).

                  Letter of Credit and Reimbursement Agreement

                  "Maturity Date" has the meaning assigned to such term in
Section 2.03(a).

                  "Moody's" means Moody's Investors Service, Inc., or any successor by merger or consolidation to its business.

                  "Net Current Assets Decrease Amount" means, for any Person in respect of any period, the excess, if any, of (i) the sum of (a) current assets plus (b) the principal amount of Interest Bearing Debt having a maturity less than one year from the last day of the immediately preceding period less the sum of (x) the amount of cash, (y) the market value of marketable securities and (z) the principal amount of current liabilities, calculated as of the last day of such immediately preceding period, over (ii) the sum of (a) current assets plus
(b) the principal amount of Interest Bearing Debt having a maturity less than one year from the last day of the current period less the sum of (x) the amount of cash, (y) the market value of marketable securities and (z) the principal amount of current liabilities, calculated as of the last day of the current period, held by such Person, determined in accordance with GAAP.

                  "Net Current Assets Increase Amount" means, for any Person in respect of any period, the excess, if any, of (i) the sum of (a) current assets plus (b) the principal amount of Interest Bearing Debt having a maturity less than one year from the last day of the current period less the sum of (x) the amount of cash, (y) the market value of marketable securities and (z) the principal amount of current liabilities, calculated as of the last day of the current period over (ii) the sum of (a) current assets plus (b) the principal amount of Interest Bearing Debt having a maturity less than one year from the last day of the immediately preceding period less the sum of (x) the amount of cash, (y) the market value of marketable securities and (z) the principal amount of current liabilities, calculated as of the last day of the immediately preceding period, held by such Person, determined in accordance with GAAP.

                  "Net Income" means, for any period in respect of any Person, net income of such Person and its Subsidiaries for such period (determined on a consolidated basis without duplication in accordance with GAAP).

                  "OECD" means the Organization for Economic Cooperation and Development.

                  "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

                  "Permitted Encumbrances" means:

                  (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with clauses (a), (b) and (c) of Section 5.04;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with clauses (a), (b) and (c) of Section 5.04;

                  Letter of Credit and Reimbursement Agreement

                  (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (d) cash deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (e) judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.01(k); and

                  (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Pledge Agreement" means the Pledge Agreement dated as of September 1, 2000 among the Borrower, PUSA, PUSIC and the Lender, a copy of which is attached as Exhibit C-l hereto, as the same shall be modified and supplemented and in effect from time to time, including Amendment No. 1 to the Pledge Agreement.

                  "Pledged Assets Stipulated Value Amount" means, on any date of determination, the Stipulated Value of all Eligible Collateral pledged pursuant to the Pledge Agreement plus the Laidlaw Shares Market Value on such date.

                  "Process Agent" has the meaning assigned to such term in
Section 8.09(c).

                  "Process Agent Acceptance" means a letter from the Process Agent to the Lender, substantially in the form of Exhibit B.

                  "PUSA Credit Documentation" means, collectively, the PUSA Facility Agreement and all other documentation and instruments executed in connection therewith.

                  "PUSA Facility Agent" means Standard Chartered Bank, Hong Kong Branch, in its capacity as security agent under the PUSA Facility Agreement and any successor security agent appointed pursuant to the PUSA Facility Agreement.

                  "PUSA Facility Agreement" means the Term Facility Agreement dated as of September 21, 2001 among PUSA, the Lender, the PUSA Lenders, Standard Chartered Bank and Standard Chartered Bank, Hong Kong Branch, in its capacity as the PUSA Facility Agent and as agent thereunder, providing for loans to be made by said lenders to PUSA in an aggregate principal amount of up to $120,000,000, as the same shall be modified and supplemented and in effect from time to time.

                  Letter of Credit and Reimbursement Agreement

                  "PUSA Facility Event" means each Event of Default and Special Termination Event under (and as defined in) the PUSA Facility Agreement.

                  "PUSA Lenders" means the lenders from time to time party to the PUSA Facility Agreement.

                  "PUSIC" means PUSA Investment Company, a Nevada corporation.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Required Collateral Amount" at any time and from time to time means the greatest of the following amounts:

                  (a) at any time that the Consolidated Tangible Net Assets of PUSA plus 70% of the Laidlaw Shares Market Value minus the Laidlaw Shares Book Value shall be less than $150,000,000, an amount equal to
         (i) $150,000,000 minus (ii) the Consolidated Tangible Net Assets of PUSA at such time;

                  (b) at any time that the Consolidated Tangible Net Assets of the Borrower shall be less than $850,000,000, an amount equal to (i) the excess, if any, of (x) $850,000,000 over (y) the Consolidated Tangible Net Assets of the Borrower at such time, multiplied by (ii) 0.50;

                  (c) at any time that the Interest Coverage Ratio of the Borrower shall be less than 1.4 to 1, an amount equal to (i) the excess, if any, of (x) 1.4 over (y) the Interest Coverage Ratio of the Borrower multiplied by (ii) 5/7 multiplied by (iii) the sum of the LC Exposure at such time plus the aggregate principal amount of the Loan outstanding at such time, together with all accrued and unpaid interest thereon;

                  (d) at any time that the ratio of Total Liabilities of the Borrower to Total Shareholders' Equity of the Borrower shall exceed 1.8 to 1, an amount equal to (i) the excess, if any, of (x) the result obtained by dividing such Total Liabilities by such Total Shareholders' Equity over (y) 1.8 multiplied by (ii) 4 multiplied by (iii) the sum of the LC Exposure at such time plus the aggregate principal amount of the Loan outstanding at such time, together with all accrued and unpaid interest thereon;

                  (e) at any time that the Debt Coverage Ratio of the Borrower shall be less than 0.1 to 1, an amount equal to (i) the excess, if any, of (x) 0.1 over (y) such Debt Coverage Ratio multiplied by (ii) 10 multiplied by (iii) the sum of the LC Exposure at such time plus the aggregate principal amount of the Loan outstanding at such time, together with all accrued and unpaid interest thereon;

                  (f) at any time that a Change in Control shall have occurred, an amount equal to the sum of the LC Exposure at such time plus the aggregate principal amount of the Loan outstanding at such time, together with all accrued and unpaid interest thereon; and

                  (g) at any time, zero;

                  Letter of Credit and Reimbursement Agreement provided that the Required Collateral Amount shall at no time exceed the sum of the LC Exposure at such time plus the aggregate principal amount of the Loan outstanding at such time, together with all accrued and unpaid interest thereon.

                  "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any shares of any class of capital stock of the Borrower or any of its Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such shares of capital stock of the Borrower or any option, warrant or other right to acquire any such shares of capital stock of the Borrower.

                  "Security Documents" means, collectively, the Pledge Agreement and all Uniform Commercial Code financing statements required by the Pledge Agreement to be filed with respect to the security interests created pursuant to the Pledge Agreement.

                  "Screen" means the relevant display page as determined by the Lender of the Telerate Service of Bridge Information Services, on which LIBOR appears.

                  "S&P" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., or any successor by merger or consolidation to its business.

                  "Stipulated Value" means, for each of the following instruments issued other than by the Borrower or an Affiliate thereof, the stated percentage of (x) in the case of Dollars, the face amount thereof, and
(y) in the case of any instrument described below in paragraph (b), (c), (d) or
(e) of this definition, the market value thereof as determined from time to time in accordance with GAAP:

                  (a) Dollars: 100%;

                  (b) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof (but excluding any such obligations whose terms do not provide for payment of a fixed Dollar amount upon maturity or call for redemption)
         (i) having maturities of not more than one year from the date of pledge to the Lender: 100%; (ii) having maturities of more than one year and not more than five years from the date of pledge to the Lender: 98%;
         (iii) having maturities of more than five years and not more than ten years from the date of pledge to the Lender: 96%; and (iv) having maturities of more than ten years from the date of pledge to the
         Lender: 90%;

                  (c) obligations of any Person which is a Domestic Issuer (other than obligations described in paragraph (b) above), but excluding any such obligations whose terms do not provide for payment of a fixed Dollar amount upon maturity or call for redemption, (X) rated "AAA" by S&P and "Aaa" by Moody's (i) having maturities of not more than one year from the date of pledge to the Lender: 98%; (ii) having maturities of more than one year and not more than five years from the date of pledge to the Lender: 96%; (iii) having maturities of more than five years and not more than ten years from the date of pledge to the Lender: 94%; and (iv) having maturities of more than ten years from the

                  Letter of Credit and Reimbursement Agreement date of pledge to the Lender: 86%; (Y) rated "AA" by S&P and "Aa2" by Moody's (i) having maturities of not more than one year from the date of pledge to the Lender: 96%; (ii) having maturities of more than one year and not more than five years from the date of pledge to the
         Lender: 94%; (iii) having maturities of more than five years and not more than ten years from the date of pledge to the Lender: 91%; and
         (iv) having maturities of more than ten years from the date of pledge to the Lender: 80%; and (Z) rated "A" by S&P and "A2" by Moody's (i) having maturities of not more than one year from the date of pledge to the Lender: 94%; and (ii) having maturities of more than one year and not more than five years from the date of pledge to the Lender: 90%;

                  (d) obligations of any Person which is a Foreign Issuer, but excluding any such obligations whose terms do not provide for payment of a fixed Dollar amount upon maturity or call for redemption, (X) rated "AAA" by S&P and "Aaa" by Moody's (i) having maturities of not more than one year from the date of pledge to the Lender: 98%; (ii) having maturities of more than one year and not more than five years from the date of pledge to the Lender: 96%; (iii) having maturities of more than five years and not more than ten years from the date of pledge to the Lender: 94%; and (iv) having maturities of more than ten years from the date of pledge to the Lender: 86%; and (Y) rated "AA" by S&P and "Aa2" by Moody's (i) having maturities of not more than one year from the date of pledge to the Lender: 96%; (ii) having maturities of more than one year and not more than five years from the date of pledge to the Lender: 94%; (iii) having maturities of more than five years and not more than ten years from the date of pledge to the
         Lender: 91%; and (iv) having maturities of more than ten years from the date of pledge to the Lender: 80%; and

                  (e) commercial paper providing for payment of a fixed Dollar amount upon maturity and having an original maturity of not more than 270 days which is rated "A1" or higher by S&P and "Prime-1" by Moody's
         (i) issued by a Domestic Issuer: 95%; or (ii) issued by a Foreign
         Issuer: 92%.

                  "Subordinated Indebtedness" means all Indebtedness (i) for which the Borrower is directly and primarily liable, (ii) in respect of which none of its Subsidiaries is contingently or otherwise obligated and (iii) that is subordinated to the obligations of the Borrower to reimburse LC Disbursements and pay principal of and interest on the Loan hereunder on terms, and pursuant to documentation containing other terms (including interest, amortization, covenants and events of default), in form and substance satisfactory to the Lender.

                  "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower.

                  Letter of Credit and Reimbursement Agreement

                  "Tax Benefit" means, for any Person in respect of any period, the excess, if any, of (i) Net Income over (ii) earnings before tax (but after all other items), as determined in respect of such Person for such period in accordance with GAAP.

                  "Tax Expense" means, for any Person in respect of any period, the excess, if any, of (i) earnings before tax (but after all other items), as determined in accordance with GAAP, over (ii) Net Income of such Person in respect of such period.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings (including interest thereon and additions and penalties with respect thereto) imposed by any Governmental Authority.

                  "Total Liabilities" means, as at any date, in respect of any Person, the sum, for such Person and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of the following: (a) all Indebtedness and (b) all other liabilities that should be classified as liabilities on a balance sheet, including all reserves (other than general contingency reserves) and all deferred taxes and other deferred items.

                  "Total Shareholder' Equity" means, as at any date, in respect of any Person, the sum, for such Person and its Subsidiaries (determined on a consolidated basis without duplication in accordance with GAAP), of total shareholders' equity thereof as reported in the then most recent financial statements delivered or required to be delivered pursuant to Section 5.01.

                  "Transactions" means the execution, delivery and performance by the Borrower of this Agreement and by the Borrower, PUSA and PUSIC of the other Loan Documents, the issuance of the Letter of Credit, the borrowing of the Loan and the use of the proceeds thereof.

                  "Voting Shares" of a Person means shares of capital stock of or other ownership interests in such Person having power to vote for the election of directors or similar officials of such Person (other than such shares or interests having such power only by reason of the happening of a contingency).

                  SECTION 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties,

                  Letter of Credit and Reimbursement Agreement including cash, securities, accounts and contract rights and (f) an Event of Default or a PUSA Facility Event is "continuing" for purposes hereof if it has not been waived by the Lender in accordance herewith (in the case of an Event of Default) or the required parties under, and in accordance with, the PUSA Facility Agreement (in the case of a PUSA Facility Event).

                  SECTION 1.03. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Lender that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Lender notifies the Borrower that the Lender requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. To enable the ready and consistent determination of compliance with the covenants set forth in Articles V and VI, the Borrower will not change the last day of its fiscal year from December 31, or the last days of the first three fiscal quarters in each of its fiscal years from March 31, June 30 and September 30, respectively.

                                   ARTICLE II

                                  THE CREDITS

                  SECTION 2.01. The Letter of Credit.

                  (a) Issuance. Subject to the terms and conditions set forth herein, the Lender hereby agrees to issue, on the Effective Date, the Letter of Credit for the account of the Borrower. No other letter of credit shall be issued pursuant hereto.

                  (b) Reimbursement; Loan. If the Lender shall make the Initial LC Disbursement in respect of the Letter of Credit, then the Initial LC Disbursement shall, for all purposes of this Agreement, constitute a loan (the "Loan") made by the Lender to the Borrower on the date that the Initial LC Disbursement shall have been made by the Lender, such Loan being in a principal amount equal to the amount of the Initial LC Disbursement. The Loan shall bear interest and be repaid by the Borrower in accordance with the terms and conditions set forth herein. If the Lender shall make any LC Disbursement (other than the Initial LC Disbursement) in respect of the Letter of Credit, the Borrower shall reimburse the Lender in respect of such LC Disbursement by paying to the Lender an amount equal to such LC Disbursement not later than at the time, on the date, that the Lender make such LC Disbursement, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                  (c) Lending From Branches and Affiliates. The Lender at its option may make an LC Disbursement by causing any domestic or foreign branch or Affiliate of the Lender to make such LC Disbursement; provided that any exercise of such option shall not affect the obligation of the Borrower to reimburse LC Disbursements and repay the Loan and interest thereon in accordance with the terms of this Agreement.

                  Letter of Credit and Reimbursement Agreement

                  (d) Obligations Absolute. The Borrower's obligations to repay the principal amount of the Loan, together with interest thereon, and to reimburse LC Disbursements as provided in paragraph (b) of this Section, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, and irrespective of (i) any lack of validity or enforceability of the Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under the Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Lender under the Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of the Letter of Credit, and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrower's obligations hereunder.

                  Neither the Lender nor any of its Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of the Letter of Credit by the Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to the Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Lender; provided that the foregoing shall not be construed to excuse the Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Lender's gross negligence or willful misconduct when determining whether drafts and other documents presented under the Letter of Credit comply with the terms thereof. The parties hereto expressly agree that:

                  (i) the Lender may accept documents that appear on their face to be in substantial compliance with the terms of the Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of the Letter of Credit;

                  (ii) the Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of the Letter of Credit; and

                  (iii) this sentence shall establish the standard of care to be exercised by the Lender when determining whether drafts and other documents presented under the Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).

                  (e) Disbursement Procedures. The Lender shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under the Letter of Credit. The Lender shall promptly after such examination notify the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Lender has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of any of its obligations hereunder

                  Letter of Credit and Reimbursement Agreement whatsoever, including its obligations to reimburse the LC Disbursements and repay the Loan and interest thereon in accordance herewith.

                  (f) Termination of Letter of Credit. The Lender may terminate the Letter of Credit, and/or accelerate the Deferred Payment Obligations, at any time in its sole discretion (for any reason or for no reason) in accordance with its terms, provided that any failure to terminate and/or accelerate shall not relieve the Borrower any of its obligations hereunder whatsoever, including its obligations to reimburse the LC Disbursements, provide cover for the LC Exposure and repay the Loan and interest thereon in accordance herewith.

                  SECTION 2.02. Letter of Credit Fee. The Borrower agrees to pay to the Lender a letter of credit fee (the "Letter of Credit Fee") in an amount equal to $150,000, which fee shall be payable on the Effective Date. The Letter of Credit Fee shall be paid to the Lender in immediately available funds and shall be subject to the terms of the Fee Letter.

                  SECTION 2.03. Repayment of the Loan; Evidence of Debt.

                  (a) Repayment. The Borrower hereby unconditionally promises to pay to the Lender the outstanding principal amount of the Loan, together with all accrued and unpaid interest thereon and all other amounts due hereunder, on the following date (the "Maturity Date"):

                           (i) subject to clause (ii) or (iii) of this Section 2.03(a) (as applicable), June 3, 2005;

                           (ii) subject to clause (iii) of this Section 2.03(a), the date that is 180 days after the date that the Initial LC Disbursement is made, in the event that a PUSA Facility Event has occurred and is continuing on (x) any date on or within five Business Days before or after the date that the Lender shall have issued a notice of termination of the Letter of Credit to the beneficiary thereof, (y) the Presentation Date under (and as defined in) the Letter of Credit and/or (z) the date that the Initial LC Disbursement is made; and

                           (iii) the date (and immediately at the time) that the Initial LC Disbursement is made, (A) in the event that an Event of Default has occurred and is continuing on (x) any date on or within five Business Days before or after the date that the Lender shall have issued a notice of termination of the Letter of Credit to the beneficiary thereof, (y) the Presentation Date under (and as defined in) the Letter of Credit and/or (z) the date that the Initial LC Disbursement is made (in each case regardless of whether a PUSA Facility Event has occurred and is continuing) or (B) if the date that the Initial LC Disbursement is made occurs on or after June 3, 2005, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                  (b) Maintenance of Records by the Lender. The Lender shall maintain in accordance with its usual practice records evidencing LC Disbursements and the indebtedness of the Borrower to the Lender resulting from the Loan, in which it shall record (i) the amount of the Loan made hereunder and each Interest Period therefor, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower hereunder, (iii) the amount and application of any sum received by the Lender hereunder and (iv) the amount and

                  Letter of Credit and Reimbursement Agreement application of any sum received by the Lender under the PUSA Facility Agreement which pursuant to Section 2.13(a) is also applied hereunder.

                  (c) Effect of Entries. The entries made in the records maintained pursuant to paragraph (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Lender to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loan and interest thereon in accordance with the terms of this Agreement.

                  (d) Promissory Note. The Lender may request that the Loan be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to the Lender a promissory note payable to the Lender and in a form approved by the Lender. Thereafter, the Loan evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 8.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  SECTION 2.04. Prepayment of the Loan.

                  (a) Voluntary Prepayment. The Borrower shall have the right at any time and from time to time to prepay the Loan in whole or in part, subject to the requirements of this Section 2.04. The Borrower shall notify the Lender by telephone (confirmed by telecopy) of any voluntary prepayment hereunder not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of the Loan or portion thereof to be prepaid. Each partial prepayment of the Loan shall be in an amount equal to $10,000,000 or an amount constituting a multiple of $5,000,000 in excess thereof. Prepayments shall be accompanied by accrued interest in accordance with
Section 2.05.

                  (b) Mandatory Prepayment. In the event that the Maturity Date of the Loan is June 3, 2005, pursuant to Section 2.03(a), and a PUSA Facility Event shall occur after the date that the Initial LC Disbursement is made, the Borrower shall pay to the Lender the outstanding principal amount of the Loan, together with all accrued and unpaid interest thereon and all other amounts due hereunder, on the date that is the earlier of (i) the date that is 180 days after the date that such PUSA Facility Event shall have occurred (regardless of whether such PUSA Facility Event is continuing) and (ii) June 3, 2005.

                  SECTION 2.05. Interest.

                  (a) Loan. The Loan shall bear interest during each Interest Period therefor at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate.

                  (b) Default Interest. Notwithstanding the foregoing, if any reimbursement obligation in respect of an LC Disbursement, any principal of or interest on the Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, during each Default Interest Period, (i) in the case of overdue principal of any Loan, at a rate per annum equal to 2% plus the interest rate that would otherwise be payable pursuant to Section 2.05(a) for such Default Interest Period and or (ii) in the case of any other

                  Letter of Credit and Reimbursement Agreement amount, at a rate per annum equal to 2% plus the interest rate applicable to the Loan as provided in Section 2.05(a) for such Default Interest Period.

                  (c) Payment of Interest. Accrued interest on the Loan shall be payable in arrears on each Interest Payment Date therefor; provided that (i) interest accrued pursuant to Section 2.05(b) shall be payable on demand and (ii) in the event of any repayment or prepayment of the Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

                  (d) Computation. All interest hereunder shall be computed on the basis of a year of 360 days, and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The Eurodollar Rate shall be determined by the Lender, and such determination shall be conclusive absent manifest error.

                  SECTION 2.06. Alternate Rate of Interest. If prior to the commencement of any Interest Period for the Loan, or of any Default Interest Period for any amount under this Agreement or any other Loan Document, as the case may be, the Lender determines (which determination shall be conclusive absent manifest error) that:

                  (a) adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period or Default Interest Period; or

                  (b) the Eurodollar Rate for such Interest Period or Default Interest Period will not adequately and fairly reflect the cost to the Lender of making or maintaining such Loan or amount for such Interest Period or Default Interest Period;

then the Lender shall give notice thereof to the Borrower by telephone or telecopy as promptly as practicable thereafter and:

                  (i) during the 15-day period next succeeding the date of any such notice (the "Negotiation Period"), the Lender and the Borrower will negotiate in good faith for the purpose of agreeing upon an alternative, mutually acceptable basis (the "Substitute Basis") for determining the rate of interest to be applicable to such Loan or amount for such Interest Period or Default Interest Period, as the case may be;

                  (ii) if at the expiry of the Negotiation Period, the Lender and the Borrower have agreed upon a Substitute Basis and the Lender has received confirmation from Taiwanese counsel acceptable to it that such Substitute Basis has received all necessary governmental approvals and consents, such Substitute Basis shall be retroactive to, and take effect from, the beginning of such Interest Period or Default Interest Period, as the case may be;

                  (iii) if at the expiry of the Negotiation Period, a Substitute Basis shall not have been agreed upon as aforesaid or the Lender shall not have received the above-mentioned confirmation as to requisite governmental approvals or consents, the Lender shall notify the Borrower of the cost to the Lender (as determined by it in good faith) of funding and maintaining the Loan for such Interest Period or such amount for such Default Interest Period; and the interest payable to the Lender on the Loan or amount for such Interest Period or Default Interest Period shall be a rate per annum equal to the Applicable Rate

                  Letter of Credit and Reimbursement Agreement above the cost to the Lender of funding and maintaining such Loan or amount for such Interest Period or Default Interest Period as so notified by the Lender (or, as to any principal of the Loan or, to the extent permitted by applicable law, other amount payable to the Lender on or in respect of the Loan that is then past due, 2% plus the Applicable Rate above such cost); and

                  (iv) the procedures specified in clauses (i), (ii) and (iii) above shall apply to each Interest Period or Default Interest Period for such Loan or amount succeeding the first Interest Period or Default Interest Period to which they were applied unless and until the Lender shall determine that the conditions referred to in clause (a) or (b) above no longer exist and so notifies the Borrower, whereupon interest on such Loan or amount shall again be determined in accordance with the provisions of Section 2.05 commencing on the first day of the Interest Period or Default Interest Period for such Loan or amount next succeeding the date of such notice.

                  SECTION 2.07. Termination or Reduction of the LC Exposure. The Borrower shall cause the PUSA Facility Agent to provide to the Lender a notice of (a) prepayment of principal of loans under the PUSA Facility Agreement within five Business Days after each such prepayment and (b) the aggregate outstanding principal amount of loans under the PUSA Facility Agreement within five Business Days after the written request of the Lender.

                  SECTION 2.08. [Intentionally omitted].

                  SECTION 2.09. Increased Costs.

                  (a) Increased Costs Generally. If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for account of, or credit extended by, the Lender; or

                  (ii) impose on the Lender or the London interbank market any other condition affecting this Agreement or the Loan or the Letter of Credit;

and the result of any of the foregoing shall be to increase the cost to the Lender of making or maintaining the Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to the Lender of issuing or maintaining the Letter of Credit or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.

                  (b) Certificates from the Lender. A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in paragraph (a) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay the Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  (c) Delay in Requests. Failure or delay on the part of the Lender to demand compensation pursuant to this Section shall not constitute a waiver of the Lender's right to

                  Letter of Credit and Reimbursement Agreement demand such compensation; provided that the Borrower shall not be required to compensate the Lender pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that the Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of the Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

                  SECTION 2.10. Break Funding Payments. In the event of (a) the payment of any principal of the Loan other than on the last day of an Interest Period therefor (including as a result of an Event of Default) or (b) the failure to prepay the Loan on the date specified in any notice delivered pursuant hereto, then, in any such event, the Borrower shall compensate the Lender for the loss, cost and expense attributable to such event. The loss to the Lender attributable to any such event shall be deemed to include an amount determined by the Lender to be equal to the excess, if any, of (i) the amount of interest that the Lender would pay for a deposit equal to the principal amount of the Loan for the period from the date of such payment, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow or continue, the duration of the Interest Period that would have resulted from such borrowing or continuation) if the interest rate payable on such deposit were equal to the Eurodollar Rate for such Interest Period, over (ii) the amount of interest that the Lender would earn on such principal amount for such period if the Lender were to invest such principal amount for such period at the interest rate that would be bid by the Lender (or an affiliate of the Lender) for Dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of the Lender setting forth any amount or amounts that the Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay the Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  SECTION 2.11. Taxes.

                  (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) Payment of Other Taxes by the Borrower. In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) Indemnification by the Borrower. The Borrower shall indemnify the Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified

                  Letter of Credit and Reimbursement Agreement

Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by the Lender shall be conclusive absent manifest error.

                  (d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

                  SECTION 2.12. Payments Generally.

                  (a) Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of a reimbursement obligation, principal, interest or fees, or under Section 2.09, 2.10 or 2.11, or otherwise) or under any other Loan Document (except to the extent otherwise provided therein) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Lender's Account, except as otherwise expressly provided in the relevant Loan Document. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder or under any other Loan Document (except to the extent otherwise provided therein) shall be made in Dollars.

                  (b) Application of Insufficient Payments. If at any time insufficient funds are received by and available to the Lender to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, and (ii) second, to pay principal then due hereunder.

                  SECTION 2.13. PUSA Facility Agreement.

                  (a) Payments Received. Each amount received by the Lender in respect of a payment of principal of the loan under the PUSA Facility Agreement or interest thereon at or after the Pay-off Time (as defined therein) shall also be applied hereunder in its entirety, as determined by the Lender in its sole discretion, as a payment of principal of the Loan, accrued and unpaid interest on the Loan (then due or which shall become due on the next succeeding Interest Payment Date) and/or any unpaid reimbursement obligations in respect of LC Disbursements and/or a provision of cover for the LC Exposure hereunder. If the Lender determines that any such amounts are to be applied hereunder as provision of cover for the LC Exposure, (i) the Borrower hereby grants a security interest to the Lender in such amounts and their proceeds, (ii) the Lender shall hold such amounts and their proceeds in the Collateral Account as additional collateral security for the Secured Obligations under (and as defined in) the Pledge Agreement and (iii) such amounts and their proceeds shall be deemed to be Collateral under (and as defined in) the Pledge Agreement and shall be dealt with as such pursuant to the provisions of the Pledge Agreement and the other Loan Documents.

                  Letter of Credit and Reimbursement Agreement

                  (b) Reinstatement. In the event that any amount received by the Lender in respect of the PUSA Facility Agreement shall be avoided as against the Lender in connection with a bankruptcy, composition, restructuring, assignment for the benefit of creditors or other insolvency proceeding, the Borrower shall pay on demand to the Lender an amount equal to such amount so avoided.

                  (c) Subrogation. At the time that the reimbursement obligations in respect of LC Disbursements, the principal of and interest on the Loan and all fees and other amounts payable hereunder and (to the Lender) under the PUSA Facility Agreement shall have been paid in full and the Letter of Credit shall have expired or terminated (and no obligation, contingent or otherwise, is outstanding thereunder), the Borrower shall be subrogated to the rights, if any, of the Lender under the PUSA Facility Agreement solely in respect of repayment of principal of the loan thereunder and payment of interest thereon to the extent permitted thereunder and no subrogation of any other right of the Lender shall occur (whether by contract, operation of law or otherwise).

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants to the Lender that:

                  SECTION 3.01. Organization; Powers. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                  SECTION 3.02. Authorization; Enforceability. The Transactions are within the Borrower's, PUSA's and PUSIC's respective corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each of the other Loan Documents to which it, PUSA or PUSIC is a party when executed and delivered will constitute, a legal, valid and binding obligation of the Borrower, PUSA or PUSIC, as the case may be, enforceable in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval (including any exchange control approval) of, registration or filing with, or any other action by, any Governmental Authority (including without limitation the Central Bank of Taiwan), except for (i) such as have been obtained or made and are in full force and effect and (ii) filings and recordings in respect of the Liens created pursuant to the Security Documents, (b) will not violate any applicable law or regulation (including without limitation regulations of the Central Bank of Taiwan) or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any

                  Letter of Credit and Reimbursement Agreement

Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or assets, or give rise to a right thereunder to require any payment to be made by any such Person, and (d) except for the Liens created pursuant to the Security Documents, will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

                  SECTION 3.04. Financial Condition; No Material Adverse
Change.

                  (a) Financial Condition. The Borrower has heretofore furnished to the Lender its consolidated balance sheet and statements of income, stockholders' equity and cash flows (i) as of and for the fiscal year ended December 31, 2000, reported on by Deloitte Touche Tohmatsu, independent public accountants, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended June 30, 2001, certified by an executive officer of the Borrower. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods on a consolidated basis in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) of the first sentence of this paragraph.

                  (b) No Material Adverse Change. Since December 31, 2000, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.

                  SECTION 3.05. Properties.

                  (a) Property Generally. Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, subject only to Liens permitted by Section 6.02 and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

                  (b) Intellectual Property. Each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.06. Litigation and Environmental Matters.

                  (a) Actions, Suits and Proceedings. There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority now pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

                  (b) Environmental Matters. Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be

                  Letter of Credit and Reimbursement Agreement expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

                  (c) Disclosed Matters. Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

                  SECTION 3.07. Compliance with Laws and Agreements. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

                  SECTION 3.08. Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which such Person has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 3.09. Disclosure. The Borrower has disclosed to the Lender all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Lender in connection with the negotiation of this Agreement and the other Loan Documents or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

                  SECTION 3.10. Use of Credit. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying Margin Stock, and no part of the proceeds of any extension of credit hereunder will be used to buy or carry any Margin Stock.

                  SECTION 3.11. Material Agreements and Liens.

                  (a) Material Agreements. Part A of Schedule I is a complete and correct list of each credit agreement, loan agreement, indenture, purchase agreement, guarantee, letter of credit or other arrangement providing for or otherwise relating to any Indebtedness or any extension of credit (or commitment for any extension of credit) to, or guarantee by, the Borrower or any of its

                  Letter of Credit and Reimbursement Agreement

Subsidiaries outstanding as of August 15,2001, the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $500,000, and the aggregate principal or face amount outstanding or that may become outstanding under each such arrangement is correctly described in Part A of Schedule I.

                  (b) Liens. Part B of Schedule I is a complete and correct list of each Lien securing Indebtedness of any Person outstanding as of August 15, 2001, the aggregate principal or face amount of which equals or exceeds (or may equal or exceed) $500,000 and covering any property of the Borrower or any of its Subsidiaries, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the property covered by each such Lien is correctly described in Part B of Schedule I.

                  SECTION 3.12. Subsidiaries and Investments.

                  (a) Subsidiaries. Set forth in Part A of Schedule III is a complete and correct list of all of the Subsidiaries of the Borrower as of the date hereof, and as of the Effective Date, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary and (ii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Except as disclosed in Part A of Schedule III, (x) each of the Borrower and its Subsidiaries owns, or will own on the Effective Date, free and clear of Liens (other than Liens created pursuant to the Security Documents), and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it in Part A of Schedule III, (y) all of the issued and outstanding capital stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and (z) there are no outstanding Equity Rights with respect to such Person.

                  (b) Investments. Set forth in Part B of Schedule III is a complete and correct list of all Investments (other than Investments disclosed in Part A of Schedule III and other than Investments of the types referred to in clauses (b), (c), (d), (e) and (f) of Section 6.04) held by the Borrower or any of its Subsidiaries in any Person on the date hereof or that will be held on the Effective Date and, for each such Investment, (x) the identity of the Person or Persons holding such Investment and (y) the nature of such Investment. Except as disclosed in Part B of Schedule III, each of the Borrower and its Subsidiaries owns, free and clear of all Liens (other than Liens created pursuant to the Security Documents), all such Investments.

                  SECTION 3.13. Legal Form. Each of the Loan Documents is in proper legal form under the law of Taiwan for the enforcement thereof against the Borrower under such law, and if each of the Loan Documents were stated to be governed by such law, they would constitute legal, valid and binding obligations of the Borrower under such law, enforceable in accordance with their respective terms. All formalities required in Taiwan for the validity and enforceability of each of the Loan Documents (including any necessary registration, recording or filing with any court or other authority in Taiwan) have been accomplished, and no Indemnified Taxes or Other Taxes are required to be paid to Taiwan, or any political subdivision thereof or therein, and no notarization is required, for the validity and enforceability thereof.

                  SECTION 3.14. Ranking. This Agreement and the other Loan Documents and the obligations evidenced hereby and thereby are and will at all times be direct and unconditional general obligations of the Borrower, and rank and will at all times rank in right of payment and otherwise at least pari passu with all unsecured Indebtedness of the Borrower, whether now

                  Letter of Credit and Reimbursement Agreement existing or hereafter outstanding. There exists no Lien (including any Lien arising out of any attachment, judgment or execution), nor any segregation or other preferential arrangement of any kind, on, in or with respect to any of the property or revenues of the Borrower or any of its Subsidiaries, except as expressly permitted by Section 6.02.

                  SECTION 3.15. Commercial Activity; Absence of Immunity. The Borrower is subject to civil and commercial law with respect to its obligations under this Agreement and each of the other Loan Documents to which it is a party. The execution, delivery and performance by the Borrower of this Agreement and each of the other Loan Documents to which it is a party constitute private and commercial acts rather than public or governmental acts. Neither the Borrower, nor any of its properties or revenues, is entitled to any right of immunity in any jurisdiction from suit, court jurisdiction, judgment, attachment (whether before or after judgment), set-off or execution of a judgment or from any other legal process or remedy relating to the obligations of the Borrower under this Agreement or any of the other Loan Documents to which it is a party.

                  SECTION 3.16. Investment Company Status. Neither the Borrower nor any of its Subsidiaries is an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940.

                  SECTION 3.17. PUSA and PUSIC. PUSA is a wholly owned Subsidiary of PEWC with, as of the date hereof, PEWC holding 92.8% of the issued and outstanding shares of capital stock of PUSA and Blinco Enterprises Limited, a wholly owned Subsidiary of PEWC, holding 7.2% of the issued and outstanding shares of capital stock of PUSA. PUSIC is a wholly-owned Subsidiary of PUSA.

                  SECTION 3.18. Burdensome Restrictions. Neither the Borrower nor any of its Subsidiaries is, on the date hereof, subject to any indenture, agreement, instrument or other arrangement (other than the Loan Documents and the PUSA Credit Documentation) that, directly or indirectly, prohibits or restrains, or has the effect of prohibiting or restraining, or imposes materially adverse conditions upon, the incurrence or payment of Indebtedness, the granting of Liens, the declaration or payment of dividends, the making of loans, advances, guarantees or Investments or the sale, assignment, transfer or other disposition of property.

                                   ARTICLE IV

                                   CONDITIONS

                  The obligation of the Lender to issue the Letter of Credit hereunder shall not become effective until the date on which the Lender shall have received each of the following documents, each of which shall be satisfactory to the Lender in form and substance (or such condition shall have been waived in writing signed by the Lender):

                  (a) Executed Counterparts. A counterpart of this Agreement executed and delivered on behalf of the Borrower and the Lender.

                  (b) Existing Standby LC, Etc. (i) The original Irrevocable Standby Letter of Credit, No. 52070FP, dated September 1, 2000, issued by the Lender, in the original

                  Letter of Credit and Reimbursement Agreement maximum face amount of $124,000,000, surrendered by the beneficiary thereof for cancellation, (ii) a written consent of such beneficiary reducing to $0.00 the maximum amount permitted to be drawn under such letter of credit, in form and substance satisfactory to the Lender and
         (iii) evidence that no loan is outstanding under the Existing LC Agreement and no interest or other amount is payable by the Borrower thereunder as of the Effective Date.

                  (c) Pledge Agreement: Required Collateral. (i) Counterparts of Amendment No. 1 to the Pledge Agreement, duly executed and delivered by the Borrower, PUSA and PUSIC; and (ii) receipt by the Lender from the Borrower of cash and/or Cash Collateral with an aggregate Stipulated Value of not less than $31,000,000, for purposes of deposit to the Collateral Account as Collateral under (and as defined in) the Pledge Agreement.

                  (d) UCC Financing Statements, Etc. Uniform Commercial Code financing statements and such other documents, appropriately completed and duly executed, as the Lender shall have requested in order to perfect, continue the perfection of or otherwise protect the security interests created pursuant to the Pledge Agreement.

                  (e) Organizational Documents. Such documents and certificates as the Lender or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, PUSA and PUSIC, the authorization of the Transactions and any other legal matters relating to the Borrower, PUSA and PUSIC, this Agreement, the other Loan Documents or the Transactions, all in form and substance satisfactory to the Lender and its counsel.

                  (f) Officer's Certificates. (i) A certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of each of the Borrower, PUSA and PUSIC, confirming that (y) the representations and warranties of the Borrower, PUSA and PUSIC, respectively, set forth in this Agreement and in the other Loan Documents are true and correct on and as of the Effective Date and (z) at the time of and immediately after giving effect to the issuance of the Letter of Credit on the Effective Date, no Default or Event of Default shall have occurred and be continuing (other than under Section 5.08); and (ii) a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, in substantially the form of Exhibit D, confirming its solvency.

                  (g) Opinions of Counsel to the Borrower, PUSA and PUSIC. Favorable written opinions (each addressed to the Lender and dated the Effective Date) of (i) Taiwanese counsel for the Borrower, (ii) New York and Texas counsel for the Borrower, PUSA and PUSIC, and (iii) Nevada counsel for PUSA, each such counsel to be acceptable to the Lender, in form and substance satisfactory to the Lender, and covering such matters relating to the Borrower, this Agreement, the Pledge Agreement, the other Loan Documents and the Transactions as the Lender shall reasonably request (and the Borrower hereby instructs each such counsel to deliver such opinion thereof to the Lender).

                  (h) Process Agent Acceptance. A Process Agent Acceptance, duly executed and delivered by the Process Agent, in substantially the form of Exhibit B.

                  Letter of Credit and Reimbursement Agreement

                  (i) PUSA Facility Agreement; Proceeds. Evidence that (i) the PUSA Facility Agreement shall have been (or shall simultaneously with the execution and delivery hereof be) duly executed and delivered by each of the parties thereto and shall be in full force and effect, containing such terms and conditions as are satisfactory to the Lender,
         (ii) evidence that all conditions precedent to the making of the loans thereunder shall have been (or shall concurrently be) satisfied in a manner satisfactory to the Lender (including the condition specified in Section 4.2 thereof), and (iii) that such loans shall have been (or shall concurrently be) made in an aggregate principal amount equal to $120,000,000 and applied by PUSA to refinance in full the indebtedness of PUSA under the Loan Facility Agreement dated September 1, 2000 among PUSA, the Lenders party thereto, the Lender and Rabobank, as Agent, in each case in a manner satisfactory to the Lender (including pursuant to an escrow arrangement), together with copies of all certificates, opinions and other documents delivered in connection with the PUSA Facility Agreement (including a fully-executed copy of the PUSA Facility Agreement), together, in the case of each such opinion, with a letter from the Person delivering such opinion authorizing reliance thereon.

                  (j) PUSA Facility Event Letter Agreement. A letter agreement regarding an additional PUSA Facility Event pursuant to Clause 21.12 of the PUSA Facility Agreement in the case of an Event of Default hereunder, duly executed and delivered by the Borrower and the Lender, in the form and substance satisfactory to the Lender.

                  (k) Government Approvals. A certificate, dated the Effective Date, from a Financial Officer of the Borrower, to the effect that all governmental and third party approvals necessary or, in the discretion of the Lender, advisable in connection with the Transactions and the continuing operations of the Borrower and its Subsidiaries shall have been obtained and be in full force and effect.

                  (l) Financial Statements. (i) Audited consolidated financial statements of the Borrower and its Subsidiaries for the two most recent fiscal years ended prior to the Effective Date; (ii) unaudited interim consolidated financial statements of the Borrower and its Subsidiaries for each semi-annual fiscal period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available; (iii) unaudited interim non-consolidated financial statements of the Borrower for each quarterly fiscal period ended subsequent to the date of the latest financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available; (iv) the unaudited consolidated financial statements of PUSA and its Subsidiaries for the two most recent fiscal years ended prior to the Effective Date; and (v) unaudited interim consolidated financial statements of PUSA and its Subsidiaries for each quarterly fiscal period subsequent to the date of the latest financial statements delivered pursuant to clause (iv) of this paragraph as to which such financial statements are available.

                  (m) Other Documents. Such other documents as the Lender or New York counsel to the Lender may reasonably request.

                  The obligation of the Lender to issue the Letter of Credit is also subject to (i) the payment by the Borrower of such fees as the Borrower shall have agreed to pay to the Lender in connection herewith, including without limitation the Letter of Credit Fee and the reasonable

                  Letter of Credit and Reimbursement Agreement fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, New York counsel to the Lender, in connection with the negotiation, preparation, execution and delivery of this Agreement and the other Loan Documents and the extensions of credit hereunder and (ii) the Lender's having received Eligible Collateral pursuant to the Pledge Agreement securing the obligations of the Borrower hereunder with an aggregate Stipulated Value that satisfies the requirement set forth in Section 5.08 (assuming for purposes of the calculation thereunder that the Letter of Credit has already been issued), each of the Borrower, PUSA and PUSIC having have taken any and all such action as the Lender shall have requested to perfect the Liens created thereunder under applicable law, and the Lender having received such opinions of counsel with respect thereto as it shall have reasonably requested. In addition, the Lender shall be satisfied that (x) the Lien granted to the Lender pursuant to the Pledge Agreement constitutes a first priority perfected security interest; and (y) no Lien exists on any of such collateral pledged under the Pledge Agreement other than the Lien created in favor of the Lender thereunder.

                  The Lender shall notify the Borrower of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligation of the Lender to issue the Letter of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 8.02) on or prior to 3:00 p.m., New York City time, on November 9, 2001.

                                    ARTICLE V

                             AFFIRMATIVE COVENANTS

                  Until the reimbursement obligations in respect of LC Disbursements, the principal of and interest on the Loan and all fees payable hereunder shall have been paid in full and the Letter of Credit shall have expired or terminated (and no obligation, contingent or otherwise, is outstanding thereunder), the Borrower covenants and agrees with the Lender that:

                  SECTION 5.01. Financial Statements and Other Information. The Borrower will furnish to the Lender:

                  (a) within 120 days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the Borrower and its consolidated Subsidiaries (and, in addition, for Laidlaw Global Corp. on an unconsolidated basis) as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Deloitte Touche Tohmatsu or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements (and unconsolidated financial statements, in the case of Laidlaw Global Corp.) present fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis (and of Laidlaw Global Corp.) in accordance with GAAP consistently applied;

                  (b) within 75 days after the end of the following fiscal periods of the Borrower, the following:

                  Letter of Credit and Reimbursement Agreement

                           (i) after the end of the first three fiscal quarters
                  of each fiscal year of the Borrower, the non-consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the Borrower (and, in addition, for Laidlaw Global Corp. on an unconsolidated basis) as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower on a non-consolidated basis (and on an unconsolidated basis, in the case of the statements of Laidlaw Global Corp.) in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; and

                           (ii) after the end of the second fiscal quarter of
                  each fiscal year of the Borrower, the consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the Borrower and its consolidated Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, all certified by a Financial Officer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) concurrently with any delivery of financial statements under clause (a) or (b) of this Section, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 5.08, 6.01, 6.05 and 6.07 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (d) concurrently with any delivery of financial statements under clause (a) of this Section, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

                  (e) concurrently with any delivery of financial statements or other notices and information or certificates by PUSA to the Agent under the PUSA Facility Agreement, copies of the financial statements, notices and other information so delivered;

                  (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any of its Subsidiaries with the Securities and Exchange Commission, or any Governmental

                  Letter of Credit and Reimbursement Agreement

         Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally or to holders of Subordinated Indebtedness generally, as the case may be; and

                  (g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries, or compliance with the terms of this Agreement and the other Loan Documents, as the Lender may reasonably request.

                  SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Lender prompt written notice of the following:

                  (a) the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any of its Affiliates that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

                  (c) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  SECTION 5.03. Existence; Conduct of Business. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

                  SECTION 5.04. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations, including tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.05. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

                  Letter of Credit and Reimbursement Agreement

                  SECTION 5.06. Books and Records; Inspection Rights. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

                  SECTION 5.07. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws (including without limitation all Environmental Laws), rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  SECTION 5.08. Collateral. The Borrower will from time to time, but no less frequently than once per fiscal quarter thereof, in respect of such fiscal quarter, within 75 days after the end of such fiscal quarter, pursuant to the Pledge Agreement, deposit into the Collateral Account, Eligible Collateral having a Stipulated Value at least equal to the Required Collateral Amount at such time, securing the obligations of the Borrower hereunder, and for such purposes the Borrower hereby grants a security interest to the Lender in the Collateral Account and in any and all financial assets (as defined in the Uniform Commercial Code) and other property held therein.

                  SECTION 5.09. PUSA. The Borrower will cause PUSA and PUSIC to comply with all of their respective obligations under the PUSA Credit Documentation, and under the Loan Documents to which they are a party.

                  SECTION 5.10. Further Assurances. The Borrower will, and will cause each of its Subsidiaries to, take such action from time to time as shall reasonably be requested by the Lender to effectuate the purposes and objectives of this Agreement and the other Loan Documents and the rights and powers granted herein and therein.

                  Without limiting the generality of the foregoing, the Borrower will, and will cause each of its Subsidiaries to, take such action from time to time (including filing appropriate Uniform Commercial Code financing statements and executing and delivering such assignments, security agreements and other instruments) as shall be reasonably requested by the Lender to create, in favor of the Lender for the benefit of the Lender (and any affiliate thereof that is a party to any Hedging Agreement entered into with the Borrower), a first priority perfected security interest and Lien in the Laidlaw Shares, all Eligible Collateral pledged or purported to be pledged pursuant to the Pledge Agreement, and the Collateral Account, as collateral security for the obligations of the Borrower hereunder; provided that any such security interest or Lien shall be subject to the relevant requirements of the Security Documents.

                  SECTION 5.11. Governmental Approvals. The Borrower agrees that it will promptly obtain from time to time at its own expense all such governmental licenses, authorizations, consents, permits and approvals as may be required for the Borrower to (a) comply with its obligations, and preserve its rights under, each of the Loan Documents and

                  Letter of Credit and Reimbursement Agreement

(b) maintain the existence, priority and perfection of the Liens purported to be created under the Security Documents.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

                  Until the reimbursement obligations in respect of LC Disbursements, the principal of and interest on the Loan and all fees payable hereunder shall have been paid in full and the Letter of Credit shall have expired or terminated (and no obligation, contingent or otherwise, is outstanding thereunder), the Borrower covenants and agrees with the Lender that:

                  SECTION 6.01. Indebtedness. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness created hereunder;

                  (b) Indebtedness existing as of July 31, 2000 and set forth in Part C of Schedule I (or, if the aggregate amount of any such Indebtedness is equal to or less than $500,000, in an aggregate amount not exceeding $1,000,000) and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

                  (c) Subordinated Indebtedness;

                  (d) Indebtedness of (i) the Borrower to any Subsidiary (other than PUSA or any Subsidiary of PUSA), (ii) any Subsidiary to the Borrower, (iii) any Subsidiary to any other Subsidiary (other than PUSA or any Subsidiary of PUSA) and (iv) PUSA or any Subsidiary of PUSA to any Subsidiary (other than PUSA);

                  (e) Guarantees by (i) the Borrower of Indebtedness of any Subsidiary, (ii) any Subsidiary (other than PUSA or any Subsidiary of
         PUSA) of Indebtedness of the Borrower or any other Subsidiary and (iii) any Subsidiary of PUSA of Indebtedness PUSA or any other Subsidiary of PUSA;

                  (f) Indebtedness of the Borrower or any Subsidiary (other than PUSA or any Subsidiary of PUSA) incurred in the ordinary course of business or to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof; provided that (i) in the case of the acquisition, construction or improvement of any fixed or capital assets, such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (f) shall not exceed $300,000,000 at any time outstanding;

                  Letter of Credit and Reimbursement Agreement

                  (g) Indebtedness of the Borrower or any Subsidiary as an account party in respect of trade letters of credit, provided that, if such Indebtedness constitutes a Guarantee, such Guarantee is permitted by Section 6.01 (e);

                  (h) Indebtedness of PUSA or any Subsidiary of PUSA incurred to finance the sale and leaseback of computer software in an aggregate principal amount not exceeding $25,000,000 at any one time outstanding;

                  (i) Indebtedness of AFCO Receivables Funding Corporation incurred to finance the warehousing of automobile loans in an aggregate principal amount not exceeding $100,000,000 at any one time outstanding;

                  (j) Indebtedness of Pacific TPP Corp. incurred to finance the warehousing of residential mortgage loans in an aggregate principal amount not exceeding $50,000,000 at any one time outstanding;

                  (k) Indebtedness of PUSA incurred to finance an Investment in a joint venture between PUSA and Deutsche Bank AG, which conducts (or will conduct) a wireless payment system business, in an aggregate principal amount not exceeding $5,000,000 at any one time outstanding;

                  (l) Indebtedness of PUSA under the Loan Facility Agreement dated as of September 1, 2000 among PUSA, the lenders party thereto and Rabobank, Hong Kong Branch, as agent for the lenders thereunder and the PUSA Facility Agreement, in an aggregate principal amount not exceeding $120,000,000 at any one time outstanding; and

                  (m) other unsecured Indebtedness (other than Indebtedness of PUSA or any Subsidiary of PUSA) in an aggregate principal amount not exceeding $100,000,000 at any one time outstanding.

                  SECTION 6.02. Liens. The Borrower will not, nor will it permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (a) Liens created pursuant to the Security Documents;

                  (b) Permitted Encumbrances;

                  (c) any Lien on any property or asset of the Borrower or any of its Subsidiaries existing as of July 31, 2000 and set forth in Part D of Schedule I (or, if the aggregate amount of the Indebtedness relating to any such Lien is equal to or less than $500,000, relating to Indebtedness in an aggregate amount not exceeding $1,000,000); provided that (i) no such Lien shall extend to any other property or asset of the Borrower or any of its Subsidiaries and (ii) any such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (d) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that

                  Letter of Credit and Reimbursement Agreement becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (e) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Subsidiary; provided that (i) such security interests secure Indebtedness permitted by Section 6.01(f),
         (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Borrower or any Subsidiary;

                  (f) Liens securing the obligations of PUSA and any Subsidiary of PUSA in respect of the Indebtedness permitted under clauses (h),
         (i), (j) and (k) of Section 6.01, provided that any such Lien shall not apply to any property or assets of PUSA or any Subsidiary of PUSA other than the specific property and assets that are the subject of the sale and leaseback, warehousing or joint venture transaction, as the case may be;

                  (g) Liens created pursuant to the Security Agreement as defined in the PUSA Facility Agreement; and

                  (h) Liens not otherwise permitted by the foregoing clauses of this Section 6.02; provided that (i) the aggregate principal amount of Indebtedness secured by all such Liens shall not exceed $20,000,000 at any one time outstanding and (ii) such Liens shall not affect any property or asset of PUSA or of any Subsidiary of PUSA.

                  SECTION 6.03. Fundamental Changes. The Borrower will not, nor will it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Borrower will not, nor will it permit any of its Subsidiaries to, acquire any business or property from, or capital stock of, or be a party to any acquisition of, any Person except for purchases of inventory and other property to be sold or used in the ordinary course of business and Investments permitted under Section 6.05, provided that the aggregate purchase price in respect of all such acquisitions shall not exceed $200,000,000. The Borrower will not, nor will it permit any of its Subsidiaries to, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, any part of its business or property, whether now owned or hereafter acquired (including receivables and leasehold interests, but excluding (x) obsolete or worn-out property, tools or equipment no longer used or useful in its business so long as the amount thereof sold in any single fiscal year by the Borrower and its Subsidiaries shall not have a fair market value (determined in accordance with GAAP) in excess of $100,000,
(y) any inventory or other property sold or disposed of in the ordinary course of business and on ordinary business terms), and (z) dispositions of business or property, the aggregate fair market value (determined in

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                                     - 37 -

accordance with GAAP) of which for all such dispositions shall not exceed $100,000,000 at any time.

                  Notwithstanding the foregoing provisions of this Section:

                  (a) any Subsidiary of the Borrower may be merged or consolidated with or into any other such Subsidiary; provided that if any such transaction shall be between a Subsidiary and a wholly owned Subsidiary, the wholly owned Subsidiary shall be the continuing or surviving corporation and if such transaction shall involve PUSA, PUSA shall be the continuing or surviving corporation;

                  (b) any Subsidiary of the Borrower may sell, lease, transfer, or otherwise dispose of any or all of its property (upon voluntary liquidation or otherwise) to the Borrower or any wholly owned Subsidiary of the Borrower;

                  (c) any Subsidiary of the Borrower (other than PUSA and any Subsidiary that holds capital stock of PUSA) may liquidate, wind up or dissolve itself if the net worth of the Borrower and its Subsidiaries immediately after giving effect to such transaction shall equal or exceed such net worth immediately before giving effect to such transaction (with such net worth being consistently determined); and

                  (d) the capital stock of any Subsidiary of the Borrower may be sold, transferred or otherwise disposed of to the Borrower or any wholly owned Subsidiary of the Borrower.

                  SECTION 6.04. Investments. The Borrower will not, nor will it permit any of its Subsidiaries to, make or permit to remain outstanding any Investments other than those specific types of Investments it shall have made as of September 1, 2001 and identified on Part C of Schedule III.

                  SECTION 6.05. Restricted Payments. The Borrower will not, nor will it permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that (A) the Borrower may declare and pay dividends with respect to its capital stock payable solely in additional shares of its common stock, and (B) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and its Subsidiaries; provided that the Borrower may declare and make Restricted Payments in cash, subject to the satisfaction of each of the following conditions on the date of such Restricted Payment and after giving effect thereto:

                  (i) no Default shall have occurred and be continuing; and

                  (ii) the aggregate amount of Restricted Payments made during any fiscal year shall not exceed $1,000,000.

                  Nothing herein shall be deemed to prohibit the payment of dividends by any Subsidiary of the Borrower to the Borrower or to any other Subsidiary of the Borrower.

                  SECTION 6.06. Transactions with Affiliates. The Borrower will not, nor will it permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or

                  Letter of Credit and Reimbursement Agreement

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                                     - 38 -

purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and its wholly owned Subsidiaries not involving any other Affiliate and (c) any Restricted Payment permitted by Section 6.06.

                  SECTION 6.07. Subordinated Indebtedness. The Borrower will not, nor will it permit any of its Subsidiaries to, purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for the purchase, redemption, retirement or other acquisition of, or make any voluntary payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Subordinated Indebtedness, except for regularly scheduled payments, prepayments or redemptions of principal and interest in respect thereof required pursuant to the instruments evidencing such Subordinated Indebtedness.

                  SECTION 6.08. Modifications of Certain Documents. The Borrower will not consent to any modification, supplement or waiver of any of the provisions of any agreement, instrument or other document evidencing or relating to Subordinated Indebtedness without the prior consent of the Lender.

                                   ARTICLE VII

                               EVENTS OF DEFAULT

                  SECTION 7.01. Events of Default. If any of the following events ("Events of Default") shall occur:

                  (a) the Borrower shall fail to pay any reimbursement obligation in respect of an LC Disbursement or any principal of the Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) the Borrower shall fail to pay any interest on the Loan or any fee or any other amount (other than an amount referred to in clause
         (a) of this Section) payable under this Agreement or under any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of two or more Business Days;

                  (c) any representation or warranty made or deemed made by or on behalf of the Borrower, PUSA, PUSIC in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof, shall prove to have been incorrect in any material respect when made or deemed made;

                  (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Borrower's existence), 5.08

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                                     - 39 -

         or 6.07, or the Borrower, PUSA or PUSIC shall default in the performance of any of its obligations contained in Section 4.02(c), (d) or (e) of the Pledge Agreement;

                  (e) the Borrower, PUSA or PUSIC shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Section) or any other Loan Document and such failure shall continue unremedied for a period of 30 or more days after notice thereof from the Lender to the Borrower;

                  (f) the Borrower or PUSA or any Subsidiary of either thereof shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

                  (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower, PUSA or any Subsidiary of either thereof or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, PUSA or any Subsidiary of either thereof or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for a period of 60 or more days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) the Borrower, PUSA or any Subsidiary of either thereof shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower, PUSA or any Subsidiary of either thereof or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (j) the Borrower, PUSA or any Subsidiary of either thereof shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

                  (k) one or more judgments for the payment of money in an aggregate amount in excess of $500,000 shall be rendered against the Borrower, PUSA or any Subsidiary of

                  Letter of Credit and Reimbursement Agreement either thereof or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower, PUSA or any Subsidiaries of either thereof to enforce any such judgment;

                  (l) any license, consent, authorization, registration or approval at any time necessary to enable the Borrower, PUSA or PUSIC to comply with any of its obligations under this Agreement or any other Loan Document shall be revoked, withdrawn or withheld or shall be modified or amended in a manner prejudicial, in the opinion of the Lender, to the interests of the Lender hereunder; or the Government of Taiwan, or any agency or political subdivision thereof, shall promulgate or declare effective any law, rule or regulation that, in the opinion of the Lender, could have a Material Adverse Effect;

                  (m) any governmental authority shall take any action to condemn, seize, nationalize or appropriate any substantial portion of the property of the Borrower or PUSA or any Subsidiary of either thereof (either with or without payment of compensation) or shall take any action that, in the opinion of the Lender, adversely affects the ability of the Borrower, PUSA or PUSIC to perform its obligations under this Agreement or any other Loan Document; or the Borrower or PUSA or any Subsidiary of either thereof shall be prevented from exercising normal control over all or a substantial part of its property (and the same shall continue for five or more days);

                  (n) Taiwan or any competent authority thereof shall declare a moratorium on the payment of indebtedness by Taiwan or any governmental agency or authority thereof or corporations therein, or Taiwan shall cease to be a member in good standing of the International Monetary Fund or shall cease to be eligible to utilize the resources of the International Monetary Fund under the Articles of Agreement thereof, or the international monetary reserves of Taiwan shall become subject to any Lien;

                  (o) the Liens created by the Security Documents shall at any time not constitute a valid and perfected Lien on the collateral intended to be covered thereby (to the extent perfection by filing, registration, recordation or possession is required herein or therein) in favor of the Lender, free and clear of all other Liens (other than Liens permitted under Section 6.02 or under the respective Security Documents), or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by the Borrower; or

                  (p) a Change in Control shall occur;

then, and in every such event, and at any time thereafter during the continuance of such event, the Lender may take either or both of the following actions, at the same or different times: the Lender may (other than in respect of an event with respect to the Borrower, PUSA or any Subsidiary of either thereof described in clause (h) or (i) of this Article), by notice to the Borrower, declare the principal amount of the Loan (if any) then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loan (if any) so declared to be due and payable, together with accrued interest thereon, and all fees and

                  Letter of Credit and Reimbursement Agreement other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower, PUSA or any Subsidiary of either thereof described in clause (h) or (i) of this Article, the principal of the Loan (if any) then outstanding, together with accrued interest thereon, and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment.

                  SECTION 7.02. Cash Collateral in Respect of LC Exposure. If either (y) any Event of Default shall have occurred prior to the Initial LC Disbursement, irrespective of whether the Lender is taking any of the actions described in Section 7.01 or otherwise, or (z) any payment obligation, contingent or otherwise, shall exist under the Letter of Credit on the day of the Initial LC Disbursement, immediately after giving effect thereto, or at any time thereafter, the Borrower shall deliver (or cause PUSA to deliver) to the Lender forthwith, notwithstanding any other provision hereof, a first priority perfected security interest, pursuant to the Pledge Agreement, in Cash Collateral having an aggregate Stipulated Value at least equal to 100% of the LC Exposure at such time, which collateral shall be retained by the Lender as security for the obligations of the Borrower hereunder and in respect of the Letter of Credit until such time as the Letter of Credit shall have been terminated (and no obligation, contingent or otherwise, is outstanding thereunder) and all obligations of the Borrower hereunder and in respect of the Letter of Credit shall have been paid in full. If at any time the Lender reasonably determines that the collateral so pledged (or caused to be pledged) to it by the Borrower is subject to any right or claim of any Person other than the Lender or that the aggregate Stipulated Value of such collateral is less than the LC Exposure at such time, the Borrower will, forthwith upon demand by the Lender, deliver (or cause PUSA to deliver) to the Lender, pursuant to the Pledge Agreement, additional Cash Collateral to be so deposited and held by it, having an aggregate Stipulated Value at least equal to the excess of (i) such LC Exposure at such time over (ii) the aggregate Stipulated Value of the Cash Collateral, if any, then pledged (or caused to be pledged) by the Borrower to the Lender pursuant to this Section 7.02 that the Lender reasonably determines to be free and clear of any such right and claim. In furtherance of the foregoing, the Borrower shall promptly take (or cause to be taken) any and all actions as shall be requested by the Lender to perfect the Lien in any and all such collateral under applicable law.

                                  ARTICLE VIII

                                 MISCELLANEOUS

                  SECTION 8.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telex or telecopy, as follows:

                  (a) if to the Borrower, to it at 4th and 5th Fl., Pacific Commercial Building, 285 Cherry Hsiao East Road, Section 4, 10514 Taipei, Taiwan, R.O.C., Attention of Tom Tung (Telecopy No. (011) 886-22-777-2018; Telephone No. (011) 886-22-591-3668), with a copy to
         Pacific USA Holdings Corp., Willow Bend Center 1, 2740 North Dallas Parkway, Suite 200, Plano, Texas 75093-4705, Attention: Bill C. Bradley (Telecopy No. (972) 543-1501; Telephone No. (972) 543-1500); and

                  Letter of Credit and Reimbursement Agreement

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                                     - 42 -

                  (b) if to the Lender, to Swiss Re Financial Products Corporation, 55 East 52nd Street, New York, NY 10055, Attention of Treasurer (Telecopy No. (212) 317-5450; Telephone No. (212) 317-5400).

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 8.02. Waivers; Amendments.

                  (a) No Deemed Waivers; Remedies Cumulative. No failure or delay by the Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the issuance of the Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Lender may have had notice or knowledge of such Default at the time.

                  (b) Amendments. Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Lender.

                  SECTION 8.03. Expenses; Indemnity; Damage Waiver.

                  (a) Costs and Expenses. The Borrower shall pay (or cause PUSA to pay) (i) all reasonable out-of-pocket expenses incurred by the Lender and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Lender, in connection with the preparation and administration of this Agreement, the other Loan Documents and the PUSA Facility Agreement (and each agreement and other instrument executed in connection therewith) or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all out-of-pocket expenses incurred by the Lender in connection with the issuance, amendment, renewal or extension of the Letter of Credit or any demand for payment thereunder, (iii) all out-of-pocket expenses incurred by the Lender, including the fees, charges and disbursements of any counsel for the Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, the other Loan Documents and the PUSA Facility Agreement, including its rights under this Section, or in connection with an LC Disbursement or the Loan made or Letter of Credit issued hereunder, including in connection with any workout, restructuring or negotiations in respect thereof and (iv) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement, any other Loan Document and the PUSA Facility Agreement, or any other document referred to herein or therein and all costs, expenses, taxes, assessments and other charges

                  Letter of Credit and Reimbursement Agreement incurred in connection with any filing, registration, recording or perfection of any security interest contemplated by any Security Document or any other document referred to therein.

                  (b) Indemnification by the Borrower. The Borrower shall indemnify the Lender and each Related Party of the Lender (each such Person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or the PUSA Facility Agreement, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any LC Disbursement, the Loan or the Letter of Credit or the use of the proceeds therefrom (including any refusal by the Lender to honor a demand for payment under the Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

                  (c) Waiver of Consequential Damages, Etc. To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, the Loan or Letter of Credit or the use of the proceeds thereof.

                  (d) Payments. All amounts due under this Section shall be payable promptly after written demand therefor.

                  SECTION 8.04. Successors and Assigns.

                  (a) Assignments Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) Assignment by the Lender. The Lender may, without the consent of the Borrower, assign reimbursement obligations in respect of LC Disbursements, the Loan, the Letter of Credit or any portion of any thereof. Upon execution and delivery by an assignee of the Loan to the Borrower of an instrument in writing pursuant to which such assignee agrees to

                  Letter of Credit and Reimbursement Agreement become the "Lender" hereunder, the assignee shall have the obligations, rights and benefits of the Lender hereunder theretofore held by the Lender.

                  (c) Participations. The Lender may, without the consent of the Borrower, sell participations to one or more banks or other entities (a "Participant") in all or a portion of the Lender's rights and obligations under this Agreement and the other Loan Documents (including all or a portion of reimbursement obligations in respect of LC Disbursements, the Loan and the Letter of Credit); provided that (i) the Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement or instrument pursuant to which the Lender sells such a participation shall provide that the Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that the Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 8.02(b) that affects such Participant. Subject to paragraph (d) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.09, 2.10 and 2.11 to the same extent as if it were the Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

                  (d) Limitations on Rights of Participants. A Participant shall not be entitled to receive any greater payment under Section 2.09 or 2.11 than the Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent.

                  SECTION 8.05. Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lender and shall survive the execution and delivery of this Agreement and the making of any LC Disbursement or the Loan and issuance of the Letter of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as any reimbursement obligation in respect of an LC Disbursement, the principal of or any accrued interest on the Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or the Letter of Credit is outstanding. The provisions of Sections 2.09, 2.10, 2.11 and 8.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the payment of all reimbursement obligations in respect of LC Disbursements, the repayment of the Loan the expiration or termination of the Letter of Credit or the termination of this Agreement or any provision hereof.

                  SECTION 8.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement constitutes the entire contract between the parties relating to the subject matter hereof and supersedes any

                  Letter of Credit and Reimbursement Agreement

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                                     - 45 -

and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including, as of the Effective Date, the Existing LC Agreement (except to the extent that certain provisions thereof are expressly stated to survive and remain in full force pursuant to Section 8.05 thereof). Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received a counterpart hereof bearing the signature of the Borrower, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                  SECTION 8.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 8.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, the Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by the Lender, irrespective of whether or not the Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of the Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which the Lender may have.

                  SECTION 8.09. Governing Law; Jurisdiction; Service of Process; Etc.

                  (a) Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) Submission to Jurisdiction. The Borrower hereby agrees that any suit, action or proceeding with respect to this Agreement, the other Loan Documents or any judgment entered by any court in respect thereof may be brought in the United States District Court for the Southern District of New York, and in the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), or in any other appellate court in the State of New York, as the party commencing such suit, action or proceeding may elect in its sole discretion; and the Borrower hereby irrevocably submits to the jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. The Borrower further submits, for the purpose of any such suit, action, proceeding or judgment brought or rendered against it, to the appropriate courts of the jurisdiction of its domicile.

                  (c) Process Agent. The Borrower hereby agrees that service of all writs, process and summonses in any such suit, action or proceeding brought in the State of New York may be made upon CT Corporation, presently located at 111 Eighth Avenue, New York, New York 10011, U.S.A. (the "Process Agent") and the Borrower hereby confirms and agrees that the Process Agent has been duly and irrevocably appointed as its agent and true and lawful attorney-in-fact in its name, place and stead to accept such service of any and all such writs, process and summonses, and agrees that the failure of the Process Agent to give any notice of any such service of process to the Borrower shall not impair or affect the validity of such service or of any judgment based thereon. The Borrower hereby further irrevocably consents to the

                  Letter of Credit and Reimbursement Agreement

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                                     - 46 -

service of process in any suit, action or proceeding in such courts by the mailing thereof by the Lender by registered or certified mail, postage prepaid, at its address set forth in Section 8.01 hereto.

                  (d) Other Service. Nothing herein shall in any way be deemed to limit the ability of the Lender to serve any such writs, process or summonses in any other manner permitted by applicable law or to obtain jurisdiction over the Borrower in such other jurisdictions, and in such manner, as may be permitted by applicable law.

                  (e) Waiver of Venue. The Borrower hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document brought in the Supreme Court of the State of New York, County of New York, in the United States District Court for the Southern District of New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

                  SECTION 8.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 8.11. No Immunity. To the extent that the Borrower may be or become entitled, in any jurisdiction in which judicial proceedings may at any time be commenced with respect to this Agreement or any other Loan Document, to claim for itself or its properties or revenues any immunity from suit, court jurisdiction, attachment prior to judgment, attachment in aid of execution of a judgment, execution of a judgment or from any other legal process or remedy relating to its obligations under this Agreement or any other Loan Document, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), the Borrower hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction.

                  SECTION 8.12. Judgment Currency. This is an international loan transaction in which the specification of Dollars and payment in New York City is of the essence, and the obligations of the Borrower under this Agreement to make payment to (or for account of) the Lender in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that such tender or recovery results in the effective receipt by the Lender in New York City of the full amount of Dollars payable to the Lender under this Agreement. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency (in this Section called the "judgment currency"), the rate of exchange that shall be applied shall be that at which in accordance with normal banking

                  Letter of Credit and Reimbursement Agreement procedures the Lender could purchase such Dollars at the principal office of the Lender in New York City with the judgment currency on the Business Day next preceding the day on which such judgment is rendered. The obligation of the Borrower in respect of any such sum due from it to the Lender hereunder or under any other Loan Document shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by the Lender of any sum adjudged to be due hereunder in the judgment currency the Lender may in accordance with normal banking procedures purchase and transfer Dollars to New York City with the amount of the judgment currency so adjudged to be due; and the Borrower hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify the Lender against, and to pay the Lender on demand, in Dollars, the amount (if any) by which the sum originally due to the Lender in Dollars hereunder exceeds the amount of the Dollars so purchased and transferred.

                  SECTION 8.13. Use of English Language. This Agreement has been negotiated and executed in the English language. All certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement (including any modifications or supplements hereto) shall be in the English language, or accompanied by a certified English translation thereof. Except in the case of laws or official communications of Taiwan, in the case of any document originally issued in a language other than English, the English language version of any such document shall for purposes of this Agreement, and absent manifest error, control the meaning of the matters set forth therein.

                  SECTION 8.14. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 8.15. Treatment of Certain Information;
Confidentiality.

                  (a) Treatment of Certain Information. The Borrower acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Subsidiaries (in connection with this Agreement or otherwise) by the Lender or by one or more subsidiaries or affiliates of the Lender and the Borrower hereby authorizes the Lender to share any information delivered to the Lender by the Borrower and its Subsidiaries pursuant to this Agreement, or in connection with the decision of the Lender to enter into this Agreement, to any such subsidiary or affiliate, it being understood that any such subsidiary or affiliate receiving such information shall be bound by the provisions of paragraph (b) of this Section as if it were the Lender hereunder. Such authorization shall survive the payment of all reimbursement obligations in respect of LC Disbursements, the repayment of the Loan, the expiration or termination of the Letter of Credit or the termination of this Agreement or any provision hereof.

                  (b) Confidentiality. The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iv) to any other party to this Agreement, (v) in connection with the exercise of any remedies hereunder or under

                  Letter of Credit and Reimbursement Agreement any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this paragraph, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (vii) with the consent of the Borrower or (viii) to the extent such Information (A) becomes publicly available other than as a result of a breach of this paragraph or (B) becomes available to the Lender on a nonconfidential basis from a source other than the Borrower. For the purposes of this paragraph, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  Letter of Credit and Reimbursement Agreement

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                              PACIFIC ELECTRIC WIRE & CABLE CO.,
                                              LTD., as Borrower

                                              By: /s/
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                              SWISS RE FINANCIAL PRODUCTS
                                                 CORPORATION, as Lender

                                              By: /s/
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                              By: /s/
                                                  ------------------------------
                                                  Name:
                                                  Title:

                  Letter of Credit and Reimbursement Agreement